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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: November 21, 1997


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     Industry Restructuring
     ----------------------

     On November 25, 1997, legislation was signed into law by the Governor of Massachusetts which would provide Massachusetts utility customers with the ability to choose their electric supplier on March 1, 1998. The legislation provides a mechanism for the recovery by electric utilities of stranded costs resulting from industry restructuring. The legislation further requires electric companies to provide customers who do not choose a competitive supplier with a transition rate (or standard offer) which results in a 10 percent rate reduction, with the discount increasing to 15 percent on or before September 1, 1999.

     In October 1996, New England Electric System's (NEES) Massachusetts subsidiaries (New England Power Company (NEP) and Massachusetts Electric Company (Massachusetts Electric)) reached a settlement agreement with various governmental agencies and other interested parties, regarding recovery of stranded costs, divestiture of the NEES companies generating business and other issues. The Massachusetts settlement agreement was approved by the Massachusetts Department of Public Utilities (MDPU) earlier this year. As a result of the Massachusetts settlement and an August 5, 1997 agreement to sell the NEES companies nonnuclear generating business to USGen New England, Inc. (USGen), NEES' Massachusetts subsidiaries are expected to be able to meet the legislation's rate reduction targets. The legislation permits the MDPU to implement previously approved plans that substantially comply with the legislation. The NEES companies believe that their Massachusetts settlement is substantially consistent with the provisions of the legislation, and will be filing for such a finding by the MDPU.

     On November 25, 1997, the Federal Energy Regulatory Commission (FERC) approved the Massachusetts settlement but required the NEES companies to amend the settlement within 30 days to clarify that the settlement does not affect the rights of non-settling parties. The FERC Order also approved, on the same basis as the Massachusetts settlement, a settlement agreement with Rhode Island parties regarding recovery of stranded costs from the NEES companies' Rhode Island customers. The Rhode Island settlement agreement is designed to implement Rhode Island's Utility Restructuring Act of 1996. As contemplated by the Rhode Island settlement, the Rhode Island Public Utilities Commission is expected to accelerate retail access for all Rhode Island customers from July 1, 1998 to the first quarter of 1998.

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     This Form 8-K contains statements that may be considered
forward looking statements as defined under the securities laws regarding recovery of stranded assets, meeting rate reduction targets, and regulatory matters. Actual results may differ materially. While the NEES companies believe that the Massachusetts legislation, the previously passed Rhode Island legislation, and the sale agreement with USGen and other developments constitute substantial progress in resolving the uncertainty regarding the impact on shareholders from industry restructuring, significant risks remain. These include, but are not limited to: (i) the potential that ultimately the Massachusetts and Rhode Island settlements will not be implemented in the manner anticipated by NEES, (ii) the possibility of federal legislation that would increase the risks to shareholders above those contained in the settlements and Massachusetts and Rhode Island statutes, (iii) the potential for adverse stranded cost recovery decisions involving its Granite State Electric Company subsidiary and unaffiliated customers of NEP, and (iv) the failure to complete the sale of the generating business to USGen.

     Even if these risks do not materialize, the implementation of the sale agreement and the Massachusetts and Rhode Island settlements and statutes regarding restructuring will negatively impact financial results for NEES starting in 1998. Upon completion of the sale, the NEES companies' earnings will be much more dependent upon the earnings generated by its transmission and retail distribution subsidiaries, which over recent years have been much lower than the earnings for the generation business being sold. The major risk factors affecting these companies relate to the possibility of adverse regulatory or judicial decisions or legislation which limit the level of revenues the companies are allowed to charge for their services or affect the costs these companies incur. The returns on equity permitted on the subsidiaries' distribution operations (capped at 11.75 percent) and on the unrecovered commitments in the generating business (generally 9.4 percent before mitigation incentives) are considerably less than those historically earned by NEES. In addition, starting in 1998, earnings would be affected by the return on the reinvestment of the proceeds from the sale of the generation business. Such reinvestment return is expected, at least in the near term, to be considerably less than has historically been earned by NEES from the generation business. The NEES companies will also incur costs associated with the transition after the sale is completed.

     Town of Norwood Dispute
     -----------------------

     As previously reported in the Form 10-Q for the quarter ending September 30, 1997, in April 1, 1997, the Town of Norwood, Massachusetts filed a lawsuit against NEP in the United States District Court for the District of Massachusetts. NEP is the wholesale electric supplier for Norwood pursuant to rates
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approved by the FERC.  Norwood alleges that NEP's proposal to divest its power generation assets violates the terms of a 1983 agreement settling an antitrust lawsuit brought by Norwood against NEP. Norwood also alleges that NEP's proposed divestiture plan and recovery of stranded investment costs contravene federal antitrust laws. Norwood seeks that NEP be permanently enjoined from refusing to comply with the terms of the 1983 settlement agreement by divesting its generation assets or from charging unjust and unreasonable rates to Norwood. Norwood also seeks to recover treble damages of $450 million. On November 21, 1997, Norwood filed an amended complaint making new allegations relating to the sale of NEP's generating assets and naming as additional defendants, NEES, USGen, and USGen's parent, PG & E Corporation. NEP continues to believe that its divestiture plan will promote competition in the wholesale power generation market and that it has met and will continue to meet its contractual commitments to Norwood.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                 s/Alfred D. Houston
                              By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date: December 1, 1997










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.